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                                 PROMISSORY NOTE
                             (Reynolds C. Faulkner)
Up to $717,000                                                 as of May 4, 2002

         In consideration of the loan (hereinafter referred to as a "Loan"), KIRKLAND'S, INC., a Tennessee corporation (the "Lender"), has made or has agreed to make to REYNOLDS C. FAULKNER, (the "Borrower"), and for value received, the Borrower hereby promises to pay to the order of the Lender, at the Lender's office located at 805 N. Parkway, Jackson, Tennessee 38308 or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of SEVEN HUNDRED SEVENTEEN THOUSAND DOLLARS ($717,000), or such lesser amount as has actually been advanced by the Lender to the Borrower hereunder, together with all accrued interest thereon.

         1.       Advances under this Note.

                  a. Initial Advance. The Lender has advanced to the Borrower Two Hundred Seventeen Thousand Dollars ($217,000) under this Note as of the date first set forth above, constituting the initial principal amount outstanding hereunder.

                  b. Subsequent Advance. At the request of the Borrower, the Lender agrees to lend an additional amount under this Note to the Borrower on one occasion only, on April 10, 2003, in an amount not to exceed the lesser of (a) Five Hundred Thousand Dollars ($500,000), or (b) the amount payable by the Borrower to the U.S. Treasury as "alternative minimum tax" as shown on the Borrower's Form 1040 tax return that he will be filing for the year 2002. Any additional advance pursuant to this paragraph (b) shall give rise to an increase in the outstanding principal amount of the Loan in the amount of such additional advance.

         2.       Payments of Principal and Interest.

                  a. Scheduled Maturity. The entire outstanding principal balance of this Promissory Note (the "Note"), together with all accrued interest and other fees, expenses and other amounts accrued hereunder, shall be due and payable in full on the earlier of May 4, 2005 or such earlier date that this
Note is accelerated pursuant to Paragraph 3(b) hereof.

                  b. Interest. The Borrower hereby further promises to pay to the order of the Lender interest on the outstanding principal amount from the date first set forth above, at a per annum rate equal to four and seventy-five hundredths percent (4.75%)(the "Loan Rate"). Interest will accrue on any additional advance made pursuant to Section 1(b) hereof from and after the date of such additional advance on the outstanding principal amount of such additional advance. Accrued interest will be due and payable on each of the first, second and third anniversaries of the date first set forth above. The Borrower shall pay on demand interest on any overdue payment of principal and interest (to the extent legally enforceable) at the Loan Rate plus two percent (2%) (the "Default Rate").

                  c. Application of Payments. All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest


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payable hereunder shall be calculated for actual days elapsed on the basis of a
360-day year. All accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the Event of Default, interest shall continue to accrue on this Note at the Default Rate set forth above, and shall be payable on demand of the Lender.

                  d. Optional Prepayment. The outstanding principal amount of this Note may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by Borrower upon notice to the Lender; provided, that any prepayment shall be applied first to any interest due to the date of such prepayment on this Note and thereafter shall be applied to the installments of principal hereunder in the inverse order of maturity.

                  e. Maximum Interest Rate. Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

         3.       Events of Default.

                  a. The occurrence of any of the following events or circumstances shall constitute an Event of Default hereunder:

                           (i)      A default in the payment by the Borrower to
the Lender of principal or interest under this Note as and when the same shall become due and payable; or

                           (ii)     Institution of any proceeding by or against
the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated as bankrupt or insolvent; or

                           (iii)    An event of default under any pledge or
security agreement collateralizing the obligations under this Note; or

                           (iv)     The expiration of the thirty (30) day period
following the date the Borrower ceases for any reason to remain in service to the Lender. For this purpose, the Borrower will be considered to remain in service to the Lender for so long as the Borrower renders services as a director, consultant or employee of the Lender, or to any successor entity or one or more of the Lender's fifty (50%) percent or more owned (direct or indirect) subsidiaries.

                  b. Upon the occurrence of an Event of Default hereunder, this Note shall automatically without any action or notice by Lender, be accelerated and become immediately due and payable, and Lender shall have all of the rights and remedies provided for herein or otherwise available at law or in equity, all of which remedies shall be cumulative.


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         4.       Notices. Notices required to be given hereunder shall be
deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

         If to the Lender:        Kirkland's, Inc.
                                  805 N. Parkway
                                  P.O. Box 7222
                                  Jackson, Tennessee 38308-7222
                                  Attn: General Counsel

         If to the Borrower:      Reynolds C. Faulkner
                                  20 Deepwood Drive
                                  Jackson, Tennessee 38305

or to such other address, or in care of such other person, as the holder or the Borrower shall hereafter specify to the other from time to time by due notice.

         5.       Miscellaneous.

                  a. Payment of this Note will be secured by a pledge of certain collateral with the Lender pursuant to a separate pledge or security agreement. However, the Borrower is personally liable for payment of this note and his assets may be applied to the satisfaction of his obligations hereunder. Neither the reference to nor the provisions of any agreement or document referred to herein shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided.

                  b. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after any amount becomes due and payable hereunder, the Lender is hereby authorized by the Borrower, without notice to the Borrower, any such notice being hereby expressly waived, to set off and appropriate and to apply any and all obligations of Lender to the Borrower (including, without limitation, salary, bonuses, deferred compensation and non-qualified retirement plan benefits then payable and any other compensatory amounts) against and on account of the amount then due and payable to Lender.

                  c. Any action, suit or proceeding arising out of or relating to this Note, or the breach, termination or validity thereof, shall be litigated exclusively in the [trial court] of the State of Tennessee (the "State Court"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the State Court, (ii) agrees not to commence any proceeding relating to this Note except in the State Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any such proceeding in the State Court, (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in the State Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make any claim that the State Court lacks personal jurisdiction over it, (vi) waives its right to remove any such proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (vii) understands and agrees


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that it shall not seek a jury trial or punitive damages in any such proceeding based upon or arising out of or otherwise related to this Note and waives any and all rights to any such jury trial or to seek punitive damages. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in State Court will be properly served if served by registered or certified mail in accordance with the notice provisions set forth herein.

                  d. The Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of all amounts due under this Note. To the extent permitted by law, the Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. The Borrower agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

                  e. Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

                  f. This Note shall be governed by and interpreted in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the day and year first set forth above.

                                                    /s/ Reynolds C. Faulkner
                                                    ------------------------
                                                    REYNOLDS C. FAULKNER



Accepted, Acknowledged and Agreed:

KIRKLAND'S, INC.


By: /s/ Robert E. Alderson
   --------------------------------------------
   Name: Robert E. Alderson
   Title: Chief Executive Officer and President


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